UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported):
December 11, 2008
CASH AMERICA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Texas (State of incorporation)	1-9733 (Commission File No.)	75-2018239 (IRS Employer Identification No.)
1600 West 7th Street
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (817) 335-1100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     This Item 1.01 incorporates by reference the disclosures in Item 2.01 of this Current Report concerning the Purchase Agreement and the Option Agreement described in that Item.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     On December 11, 2008 Cash America International, Inc. (the “Company”) and its wholly-owned subsidiary, Cash America of Mexico, Inc. (“CA-Mexico”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Creazione Estilo, S.A. de C.V., SOFOM, E.N.R., a Mexican sociedad anónima de capital variable, sociedad financiera de objeto múltiple, entidad no regulada (“Creazione”), St. Claire, S.A. de C.V., a Mexican sociedad anónima de capital variable (“St. Claire”), Capital International S.à.r.l., a Luxembourg limited liability company (“Capital International”) and the seller parties identified in the Purchase Agreement. Creazione operates a chain of 112 pawnshops in Mexico under the name “Prenda Fácil.” Also on December 11, 2008, CA-Mexico entered into an Option Agreement (the “Option Agreement”) with St. Claire. The Purchase Agreement and the Option Agreement collectively provided CA-Mexico the right to acquire 80% of the outstanding stock of Creazione (such acquisition, the “Creazione Acquisition”). The descriptions of the Purchase Agreement and the Option Agreement are qualified in their entirety to the full text of the Purchase Agreement, as amended by the First Amendment thereto dated December 16, 2008, and the Option Agreement, as amended by the First Amendment thereto dated December 16, 2008, respectively. The Purchase Agreement, the First Amendment to the Purchase Agreement, the Option Agreement and the First Amendment to the Option Agreement are filed as Exhibits 2.1, 2.2, 2.3 and 2.4, respectively to this Current Report and are incorporated herein by reference.
     The Purchase Agreement and the Option Agreement provide that CA-Mexico shall pay aggregate initial consideration of $91,222,222 (including consideration for certain non-competition covenants agreed upon by the seller parties) to close the underlying transactions. $81,222,222 million of the initial consideration is to be paid in cash plus 391,236 shares of common stock anticipated to be valued at approximately $10 million. In addition, the Purchase Agreement provides that the Company is to pay a supplemental earnout payment in an amount based on a five times multiple of the consolidated earnings of Creazione’s business as specifically defined in the Purchase Agreement (generally Creazione’s earnings before interest, income taxes, depreciation and amortization expenses) for the twelve month period ending June 30, 2011, reduced by amounts previously paid. If the calculation of the supplemental payment produces an amount that is zero or less, there would be no supplemental payment. The supplemental payment would be paid in cash on or before August 15, 2011.
     On December 16, 2008 CA-Mexico and the Company completed the Creazione Acquisition. The Company issued 391,236 shares, in the aggregate, of its common stock as payment of the $10,000,000 portion of the initial consideration payable in shares of its common stock. The remaining $81,222,222 of the initial consideration was funded by (a) a term loan in the amount of $38 million pursuant to a Credit Agreement dated November 21, 2008 (the “Term Loan Agreement”) with Wells Fargo Bank, National Association, as Administrative Agent, and the other lenders named therein, a description of which may be found in the Company’s Form 8-K filed on November 28, 2008, and which is incorporated herein by reference, (b) a second term loan in the amount of $10 million pursuant to a Credit Agreement executed on December 11, 2008 and dated as of December 5, 2008 (the “Second Term Loan Agreement”) with Wells Fargo Bank, National Association, as Administrative Agent, and the other lenders named therein, and (c) borrowings under the Company’s $300 million credit facility. The Second Term Loan Agreement is described in Item 2.03 of this Current Report.

Item 2.03. Creation of a Direct Financial Obligation
     Creazione Acquisition. This Item 2.03 incorporates by reference the disclosures in Item 2.01 of this Current Report concerning the Creazione Acquisition.
     Term Credit Facility. On December 11, 2008, the Company entered into a Credit Agreement dated as of December 5, 2008 (the “Second Term Loan Agreement”) with Wells Fargo Bank, National Association, as Administrative Agent, and the other lenders named therein. The Second Term Loan Agreement provides that the lenders may, at the request of the Company, make a single loan in the amount of $10 million to the Company (the “Second Term Loan”), in conjunction with the completion of the Creazione Acquisition. The Second Term Loan Agreement matures on November 21, 2012 or such earlier date that the Second Term Loan would be payable under the Second Term Loan Agreement, and may be prepaid at any time without penalty. The Second Term Loan Agreement includes representations, warranties and covenants related to the Prenda Fácil transaction and other representations and warranties that are substantially similar to those included in (a) the Company’s First Amended and Restated Credit Agreement dated as of February 24, 2005 among the Company, as the Borrower, Wells Fargo Bank, National Association, as Administrative Agent, an L/C Lender and Swing Line Lender, and the other lenders party thereto, as amended by the First Amendment thereto dated as of March 16, 2007, a Commitment Increase Agreement dated as of February 29, 2008, the Second Amendment thereto dated as of June 30, 2008, and the Third Amendment thereto dated as of November 21, 2008 (collectively, the “Credit Agreement”), and (b) the Term Loan Agreement. The Second Term Loan Agreement also includes cross default provisions with the Credit Agreement, the Term Loan Agreement and with the Letter of Credit Facility dated as of June 30, 2008 among the Company, as the Borrower, Wells Fargo Bank, National Association, as Administrative Agent and L/C Issuer, and the other lenders party thereto.
     Both the Second Term Loan and the loan evidenced by the Term Loan Agreement were fully funded on December 11, 2008.
Item 3.02. Unregistered Sales of Equity Securities
     This Item 3.02 incorporates by reference the disclosures in Item 2.01 of this Current Report concerning the issuance of 391,236 shares of the Company’s common stock as a portion of the consideration paid in the Creazione Acquisition. The shares were issued in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933 for transactions of the issuer not involving any public offering.
Item 7.01. Regulation FD Disclosure.
     The full text of the press release dated December 17, 2008, which announced the completion of the Creazione Acquisition described in Item 2.01, is being furnished as Exhibit 99.1 to this Report.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits

2.1	Securities Purchase Agreement dated December 11, 2008 by and among Creazione Estilo, S.A. de C.V., SOFOM, E.N.R., a Mexican sociedad anónima de capital variable, sociedad financiera de objeto múltiple, entidad no regulada, the Seller Parties identified therein, Cash America of Mexico, Inc., a Delaware corporation, and Cash America International, Inc. (1)

2.2	First Amendment dated December 16, 2008 to Securities Purchase Agreement dated December 11, 2008 by and among Creazione Estilo, S.A. de C.V., SOFOM, E.N.R., a

Mexican sociedad anónima de capital variable, sociedad financiera de objeto múltiple, entidad no regulada, the Seller Parties identified therein, Cash America of Mexico, Inc., a Delaware corporation, and Cash America International, Inc. (1)

2.3	Option Agreement dated December 11, 2008 by and among Cash America of Mexico, Inc., a Delaware corporation, and St. Claire, S.A. de C.V., a Mexican sociedad anónima de capital variable. (1)

2.4	First Amendment to Option Agreement dated December 11, 2008 by and among Cash America of Mexico, Inc., a Delaware corporation, and St. Claire, S.A. de C.V., a Mexican sociedad anónima de capital variable. (1)

99.1	Copy of press release dated December 17, 2008, issued by Cash America International, Inc. (furnished pursuant to the disclosures included under Item 7.01 of this Current Report on Form 8-K).

(1)	Pursuant to 17 CFR 240.24b-2, portions of these exhibits have been omitted and have been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Statement Regarding Forward Looking Information
     This report contains forward-looking statements about the business, financial condition and prospects of the Company. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation, changes in consumer credit, tax and other laws and governmental rules and regulations applicable to the Company’s business, changes in demand for the Company’s services, the actions of third parties who offer products and services at the Company’s locations, fluctuations in the price of gold, changes in competition, the ability of the Company to open new operating units in accordance with its plans, economic conditions, real estate market fluctuations, interest rate fluctuations, changes in foreign currency exchange rates, changes in the capital markets, the ability to successfully integrate the business of Creazione or other newly acquired businesses into the Company’s operations and other risks indicated in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “plans,” “expects,” “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this report.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.
Date: December 17, 2008	By:	/s/ J. Curtis Linscott
J. Curtis Linscott, Executive Vice President
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Securities Purchase Agreement dated December 11, 2008 by and among Creazione Estilo, S.A. de C.V., SOFOM, E.N.R., a Mexican sociedad anónima de capital variable, sociedad financiera de objeto múltiple, entidad no regulada, the Seller Parties identified therein, Cash America of Mexico, Inc., a Delaware corporation, and Cash America International, Inc. (1)

2.2	First Amendment dated December 16, 2008 to Securities Purchase Agreement dated December 11, 2008 by and among Creazione Estilo, S.A. de C.V., SOFOM, E.N.R., a Mexican sociedad anónima de capital variable, sociedad financiera de objeto múltiple, entidad no regulada, the Seller Parties identified therein, Cash America of Mexico, Inc., a Delaware corporation, and Cash America International, Inc. (1)

2.3	Option Agreement dated December 11, 2008 by and among Cash America of Mexico, Inc., a Delaware corporation, and St. Claire, S.A. de C.V., a Mexican sociedad anónima de capital variable. (1)

2.4	First Amendment to Option Agreement dated December 11, 2008 by and among Cash America of Mexico, Inc., a Delaware corporation, and St. Claire, S.A. de C.V., a Mexican sociedad anónima de capital variable. (1)

99.1	Copy of press release dated December 17, 2008, issued by Cash America International, Inc. (furnished pursuant to the disclosures included under Item 7.01 of this Current Report on

(1)	Pursuant to 17 CFR 240.24b-2, portions of these exhibits have been omitted and have been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.